FGMK

2801 Lakeside Drive

3rd Floor

Bannockburn, IL 60015 (847) 374-0400

October 23, 2011

Triton Pacific Investment Corporation, Inc.

10877 Wilshire Blvd.

12th Floor

Los Angeles CA 90024

We consent to the use in this Amended Registration Statement (No. 333-174873) on Form N-2 of Triton Pacific Investment Corporation, Inc. of our report dated July 31, 2012, relating to our audit of the balance sheet, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Very truly yours,

/s/  FGMK, LLC

Bannockburn, IL

October 23, 2012